Exhibit 23.5
CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR
The undersigned, William H.W. Crawford, IV, consents to the use in (a) Exhibit 10.16 of this Post Effective Amendment No. 1 to the Registration Statement No. 333-169439 on Form S-1 and (b) any Prospectus Supplement used and filed with the Securities and Exchange Commission in connection with said Registration Statement of the description of him as a person who is about to become a Director of Rockville Financial, Inc., Rockville Financial New, Inc. and Rockville Bank.

Dated: January 10, 2011	/s/ William H.W. Crawford, IV
William H.W. Crawford, IV